UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): September 12, 2008

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	3
Item 9.01. Financial Statements and Exhibits	3
Signature(s)	4
Separation Agreement and General Release of All Claims effective September 12, 2008

Items to be Included in this Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Company previously reported on a Current Report on Form 8-K dated August 18, 2008 that former Executive Vice President, Sales and Marketing, Kevin J. Wenta had resigned as an officer of the Company. Subsequently, the Company entered into a Separation Agreement and General Release of All Claims, effective as of September 12, 2008, with Mr. Wenta (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Wenta will receive severance pay in the aggregate gross amount of $281,003.21 and notice pay in the aggregate gross amount of $34,767. Mr. Wenta will also receive accelerated vesting of all outstanding options previously granted to Mr. Wenta and up to $10,000 for outplacement services provided to Mr. Wenta. Furthermore, during the period severance will be paid, the Company will pay a portion of the monthly insurance premiums for Mr. Wenta’s participation in the Company’s group health insurance plan through COBRA. In consideration for these and other benefits provided under the Separation Agreement, Mr. Wenta agreed to release of any and all claims against the Company and its representatives and confirmed his continuing obligations to the Company including compliance with certain restrictive covenants and assisting the Company, at its request, in certain potential disputes.

The Separation Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1    Separation Agreement and General Release of all Claims effective September 12, 2008

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: September 15, 2008	By:	/s/ JESS JANKOWSKI
JESS JANKOWSKI
Chief Financial Officer

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